Exhibit (h)(6)(i)

January 16, 2008

Nick Horvath

DST Systems, Inc.

333 West 11th St., 5th Floor

Kansas City, Missouri 64105

Dear Mr. Horvath:

Pursuant to the Agency Agreement dated July 7, 2001, between ING Variable Portfolios, Inc. and DST Systems, Inc. (the “Agreement”), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Disbursing Agent to render such services to ING Lehman Brothers Aggregate Bond Index Portfolio, effective March 4, 2008, ING Morningstar U.S. Growth Index Portfolio, effective April 28, 2008, ING Russell Large Cap Index Portfolio, effective March 4, 2008, ING Russell Mid Cap Index Portfolio, effective March 4, 2008, ING Russell Small Cap Index Portfolio, effective March 4, 2008, ING International Index Portfolio, effective March 4, 2008 and ING WisdomTreeSM Global High-Yielding Equity Index Portfolio, effective January 16, 2008, each a newly established Series of ING Variable Portfolios, Inc. (the “Portfolios”), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Portfolios to the Amended Exhibit A of the Agreement. This Amended Exhibit A supersedes the previous Exhibit A dated June 26, 2002.

The Amended Exhibit A has also been updated: 1) to reflect name changes for: ING Generation Portfolios, Inc. to ING Strategic Allocation Portfolios, Inc.; ING VP Ascent Portfolio to ING Strategic Allocation Growth Portfolio; ING VP Crossroads Portfolio to ING VP Strategic Allocation Moderate Portfolio; ING VP Legacy Portfolio to ING Strategic Allocation Conservative Portfolio; ING VP Bond Portfolio to ING VP Intermediate Bond Portfolio; ING VP Money Market Fund to ING VP Money Market Portfolio; and ING Technology Portfolio to ING Global Science and Technology Portfolio; and 2) to remove ING GET FUND – Series D-S, as these Series have dissolved.

Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the Portfolios by signing below.

Very sincerely,

/s/ Todd Modic
Todd Modic
Senior Vice President
ING Variable Portfolios, Inc.

ACCEPTED AND AGREED TO:

DST Systems, Inc.

By:	/s/ Nick Horvath
Name:	Nick Horvath
Title:	Director of Ops, Duly Authorized

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Variable Portfolios, Inc.

AMENDED EXHIBIT A

with respect to the

AGENCY AGREEMENT

Dated July 7, 2001

between

THE FUNDS

and

DST SYSTEMS, INC.

Taxpayer/Fund Name	Type of Organization	State of Organization	Taxpayer I.D. No.
ING VP Balanced Portfolio, Inc.	Corporation	Maryland	25-1599480

ING Strategic Allocation Portfolios, Inc.	Corporation	Maryland
ING VP Strategic Allocation Growth Portfolio			06-1417419
ING VP Strategic Allocation Moderate Portfolio			06-1417422
ING VP Strategic Allocation Conservative Portfolio			06-1417423

ING GET Fund	Business Trust	Massachusetts
ING GET Fund – Series T			48-1261161
ING GET Fund – Series U			46-0492476
ING GET Fund – Series V			46-0492478

ING VP Intermediate Bond Portfolio	Business Trust	Massachusetts	06-0891902

ING VP Money Market Portfolio	Business Trust	Massachusetts
ING VP Money Market Portfolio			06-0920532

ING Variable Funds	Business Trust	Massachusetts
ING VP Growth and Income Portfolio			06-0912550

ING Variable Portfolios, Inc.	Corporation	Maryland
ING VP Global Science and Technology Portfolio			06-1575881
ING VP Growth Portfolio			06-1462046
ING VP International Equity Portfolio			06-1497199

Taxpayer/Fund Name	Type of Organization	State of Organization	Taxpayer I.D. No.
ING VP Small Company Portfolio			06-1462045
ING VP Value Opportunity Portfolio			06-1462047
ING VP Index Plus LargeCap Portfolio			06-1462044
ING VP Index Plus MidCap Portfolio			06-1497207
ING VP Index Plus SmallCap Portfolio			06-1497206
ING Lehman Brothers Aggregate Bond Index Portfolio			TBD
ING Morningstar U.S. Growth Index Portfolio			TBD
ING Russell Large Cap Index Portfolio			TBD
ING Russell Mid Cap Index Portfolio			TBD
ING Russell Small Cap Index Portfolio			TBD
ING International Index Portfolio			TBD
ING WisdomTreeSM Global High-Yielding Equity Index Portfolio			26-1431015